Calculation of Filing Fee Tables
F-3
NOVARTIS AG
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Floating Rate Notes due 2028	457(r)	800,000,000		$ 800,000,000.00	0.0001381	$ 110,480.00
Fees to be Paid	2	Debt	Guarantees of Floating Rate Notes due 2028	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	3.900% Notes due 2028	457(r)	700,000,000		$ 699,846,000.00	0.0001381	$ 96,648.73
Fees to be Paid	4	Debt	Guarantees of 3.900% Notes due 2028	Other				0.0001381	$ 0.00
Fees to be Paid	5	Debt	4.100% Notes due 2030	457(r)	1,750,000,000		$ 1,744,750,000.00	0.0001381	$ 240,949.98
Fees to be Paid	6	Debt	Guarantees of 4.100% Notes due 2030	Other				0.0001381	$ 0.00
Fees to be Paid	7	Debt	4.300% Notes due 2032	457(r)	925,000,000		$ 919,533,250.00	0.0001381	$ 126,987.54
Fees to be Paid	8	Debt	Guarantees of 4.300% Notes due 2032	Other				0.0001381	$ 0.00
Fees to be Paid	9	Debt	4.600% Notes due 2035	457(r)	925,000,000		$ 920,967,000.00	0.0001381	$ 127,185.54
Fees to be Paid	10	Debt	Guarantees of 4.600% Notes due 2035	Other				0.0001381	$ 0.00
Fees to be Paid	11	Debt	5.200% Notes due 2045	457(r)	350,000,000		$ 349,611,500.00	0.0001381	$ 48,281.35
Fees to be Paid	12	Debt	Guarantees of 5.200% Notes due 2045	Other				0.0001381	$ 0.00
Fees to be Paid	13	Debt	5.300% Notes due 2055	457(r)	550,000,000		$ 547,052,000.00	0.0001381	$ 75,547.88
Fees to be Paid	14	Debt	Guarantees of 5.300% Notes due 2055	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,981,759,750.00		$ 826,081.02
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 826,081.02
Offering Note
[1]	This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement on Form F-3 (File Nos. 333-282133 and 333-282133-01) in accordance with 457(r) under the Securities Act of 1933, as amended (the "Securities Act").

[2]	Novartis AG has provided a guarantee with respect to the Floating Rate Notes due 2028 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[3]	See offering note 1.

[4]	Novartis AG has provided a guarantee with respect to the 3.900% Notes due 2028 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[5]	See offering note 1.

[6]	Novartis AG has provided a guarantee with respect to the 4.100% Notes due 2030 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[7]	See offering note 1.

[8]	Novartis AG has provided a guarantee with respect to the 4.300% Notes due 2032 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[9]	See offering note 1.

[10]	Novartis AG has provided a guarantee with respect to the 4.600% Notes due 2035 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[11]	See offering note 1.

[12]	Novartis AG has provided a guarantee with respect to the 5.200% Notes due 2045 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[13]	See offering note 1.

[14]	Novartis AG has provided a guarantee with respect to the 5.300% Notes due 2055 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $5,981,759,750.00. The prospectus is a final prospectus for the related offering.